Exhibit 10.2

SHARE EXCHANGE AGREEMENT

This Share Exchange Agreement (this “Agreement”) is entered into effective as of this 17th day of November, 2006, by and among Earth Biofuels, Inc., a Delaware corporation (“Earth Biofuels”) and the undersigned shareholders (the “Shareholders”) of Apollo LNG, Inc., a Texas corporation (“ALNG”).

RECITALS

WHEREAS, the Shareholders collectively own 24,019,608 shares of ALNG common stock, constituting approximately 49% of the issued and outstanding shares of ALNG common stock as of the date of this Agreement; and

WHEREAS, Earth Biofuels and the Shareholders desire to effect an exchange of all of the ALNG shares collectively held by the Shareholders for shares of Earth Biofuels common stock, as provided for herein.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

1.                                       Exchange of ALNG Shares for Earth Biofuels Shares.

a.                                       On the terms and subject to the conditions set forth in this Agreement, at the Closing (defined below), Earth Biofuels shall issue to the Shareholders an aggregate of nine-million-four-hundred-twenty-two-thousand-one-hundred-eleven (9,422,111) shares of Earth Biofuels common stock, par value $0.001 per share (the “EBI Shares”), in exchange for an aggregate of 24,019,608 shares of ALNG common stock, par value $0.01 per share (the “ALNG Shares”) currently held by the Shareholders.

b.                                      At the Closing, each Shareholder shall deliver to Earth Biofuels the certificate(s) representing the ALNG Shares held by such Shareholder, accompanied by an executed stock power in a form reasonably satisfactory to Earth Biofuels.  The number of ALNG Shares to be delivered by each Shareholder is set forth opposite each Shareholder’s name on Schedule 1.

c.                                       At the Closing, Earth Biofuels shall deliver to each Shareholder a certificate, registered in the name of such Shareholder, and representing such Shareholder’s allocable portion of the aggregate EBI Shares to be exchanged pursuant to the terms of this Agreement.  Each Shareholder’s allocable portion of the aggregate EBI Shares is set forth opposite such Shareholder’s name on Schedule 1.

d.                                      The exchange contemplated by this Agreement shall take place on the date of this Agreement (the “Closing”).

2.                                       Representations and Warranties of Earth Biofuels.  Earth Biofuels hereby represents and warrants as follows:

a.                                       Earth Biofuels is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.  Earth Biofuels has the corporate power and authority to own, use, license, lease and operate its properties and to carry on its business as it is now being conducted and as currently proposed to be conducted and is duly qualified, licensed or admitted to do business and is in good standing in each jurisdiction in which the ownership, use, licensing, leasing or operation of its properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary.

b.                                      Earth Biofuels has all requisite corporate power and authority to enter into, execute and deliver this Agreement, to consummate the transaction contemplated hereby, and to perform its obligations hereunder.  The execution and delivery of this Agreement and the consummation of the transaction contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Earth Biofuels.  This Agreement has been duly executed and delivered by Earth Biofuels.  This Agreement constitutes a legal, valid and binding obligation of Earth

Biofuels, enforceable against Earth Biofuels in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy and insolvency laws, the rights of creditors generally, and general principles of equity.

c.                                       The authorized equity securities of the Earth Biofuels consists of 415,000,000 shares, consisting of 400,000,000 shares common stock, par value of $0.001, and 15,000,000 shares of preferred stock, par value of $0.001.  No third party has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by this Agreement, which right has not been complied with prior to the Closing.  The issuance and sale of the EBI Shares pursuant to the terms of this Agreement will not (i) obligate Earth Biofuels to issue shares of its common stock or other securities to any third party or (ii) result in a right of any holder of Earth Biofuels common stock or any other Earth Biofuels securities to adjust the exercise, conversion, exchange or reset price under such securities.

d.                                      Earth Biofuels has filed all reports required to be filed by it with the SEC under Section 13(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since October 7, 2005 (collectively, the “SEC Reports”).  Each SEC Report (i) complied as to form in all material respects with the requirements of the Exchange Act as of its filing date, and (ii) did not at the time it was filed (or, if amended, supplemented or superseded, then as of the date of the last such amendment, supplement or superseding filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

e.                                       Except as is provided in the SEC Reports, each of the financial statements (including, in each case, any notes thereto) contained in the SEC Reports complied as to form in all material respects with applicable accounting requirements, was prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and each presented fairly the financial position of Earth Biofuels as of the respective dates thereof and the results of operations and cash flows of Earth Biofuels for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of unaudited statements, to normal year-end adjustments).

f.                                         When issued in accordance with this Agreement, the EBI Shares will be duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights or similar contractual rights granted by Earth Biofuels.  Upon receipt of the EBI Shares, each Shareholder will acquire good and valid title to such Shareholder’s allocable portion of the EBI Shares, free and clear of any and all liens, claims and encumbrances.

3.                                       Representations and Warranties of Shareholders.  Each individual Shareholder (with respect to himself or itself only) hereby represents and warrants as follows:

a.                                       Such Shareholder has the requisite capacity to enter into, execute and deliver this Agreement, to consummate the transactions contemplated hereby, and to perform its obligations hereunder.  The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate or other action on the part of such Shareholder.  This Agreement has been duly executed and delivered by such Shareholder.  This Agreement constitutes a legal, valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy and insolvency laws, the rights of creditors generally, and general principles of equity.

b.                                      Such Shareholder owns the ALNG Shares attributed to such Shareholder in Schedule 1, free and clear of all liens, restrictions and claims of any kind.  The ALNG Shares attributed to such Shareholder are not subject to any voting trust agreement or other contract, agreement, arrangement, commitment or understanding, including any such agreement, arrangement, commitment or understanding restricting or otherwise relating to the voting, dividend rights or disposition of such shares.  To the extent the ALNG Shares attributed to such Shareholder constitute community property with such Shareholder’s spouse, such spouse has the requisite capacity to execute the spousal consent form incorporated in the signature pages to this Agreement, and such spouse’s execution of such spousal consent form is a legal, valid and binding obligation of such spouse.

c.                                       Such Shareholder is acquiring the EBI Shares for its own account for investment purposes and not with a view to, or for sale in connection with, any distribution thereof and has no present agreement or commitment providing for the disposition thereof.  Such Shareholder understands that (i) none of the EBI Shares has been registered under the Securities Act or any applicable state securities laws, by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act and such state securities laws, (ii) the EBI Shares must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration, (iii) the EBI Shares will bear a legend to such effect, and (iv) Earth Biofuels will make a notation on its transfer books to such effect.

d.                                      Such Shareholder acknowledges that it has received all the information requested from Earth Biofuels that such Shareholder considers necessary or appropriate for deciding whether to consummate the transactions contemplated by this Agreement.  Such Shareholder acknowledges that its representatives have had an opportunity to ask questions and receive answers concerning the EBI Shares and have had access to such other information concerning Earth Biofuels as Such Shareholder has requested.  Such Shareholder further represents that its representatives have knowledge and experience in financial and business matters and that its representatives are capable of evaluating the merits and risk of this transaction.

e.                                       Such Shareholder acknowledges that it is an “accredited investor” within the meaning of Rule 501 promulgated under the Securities Act.

f.                                         Such Shareholder hereby acknowledges the accuracy of Schedule 1, as it pertains to such Shareholder.

4.                                       Miscellaneous.

a.                                       The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

b.                                      No failure or delay on the part of any party in exercising any right, power or privilege hereunder or under any of the other agreements, instruments or documents delivered in connection with this Agreement shall operate as a waiver of such right, power or privilege; nor shall any single or partial exercise of any such right, power or privilege preclude any other or future exercise thereof or the exercise of any other right, power or privilege.

c.                                       Each of the parties agrees and covenants that it will promptly execute and deliver to the other parties such further instruments and documents and take such further action as the other parties may reasonably require in order to carry out the full intent and purpose of this Agreement.

d.                                      All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, mailed by certified mail (return receipt requested) or sent by overnight delivery service to the parties at the following addresses or at such other addresses as shall be specified by the parties by like notice:

(i)                                     if to Earth Biofuels:

Earth Biofuels, Inc.

Attn:  General Counsel

3001 Knox Street, Suite 403

Dallas, Texas  75205

and

(ii)                                  if to any individual Shareholder, to such Shareholder at the address set forth below such Shareholder’s name on Schedule 1.

Notice so given shall, in the case of notice so given by mail, be deemed to be given and received on the third calendar day after posting, in the case of notice so given by overnight delivery service, on the date of actual delivery.

e.                                       Regardless of any investigation at any time made by or on behalf of any party hereto or of any information any party may have in respect thereof, all representations and warranties made hereunder shall survive forever, subject, however, to any applicable statute of limitations.

f.                                         This Agreement shall be governed by and construed in accordance with the laws of the State of Texas exclusive of conflicts of law principles.

g.                                      This Agreement may be executed in any number of counterparts.  All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

Earth Biofuels, Inc.,
a Delaware corporation

By:	/s/ Darren Miles
Name:	Darren Miles
Title:	CFO

Apollo LNG, Inc. Shareholders

Golden Spread Energy, Inc.,
a Texas corporation

By:	/s/ Oliver Kendall Kelley
Name:	Oliver Kendall Kelley
Title:	Chief Executive Officer

Telluride Investments, Inc. f.k.a. GSEJKM, Inc.,
a Texas corporation

By:	/s/ Judy K. Morgan
Name:	Judy K. Morgan
Title:	President

GSEKFT, Inc.,
a Texas corporation

By:	/s/ Oliver Kendall Kelley
Name:	Oliver Kendall Kelley
Title:	Chief Executive Officer

GSESKO, Inc.,
a Texas corporation

By:	/s/ Sharon Kelley Oeschger
Name:	Sharon Kelley Oeschger
Title:	President

Neptune Leasing, Inc.,
a Texas corporation

By:	/s/ Oliver Kendall Kelley
	Name:	Oliver Kendall Kelley
	Title:	Chief Executive Officer

/s/ Oliver Kendall Kelley
Oliver Kendall Kelly, Individually

SPOUSAL CONSENT

The undersigned spouse of Oliver Kendall Kelley, a party to the foregoing Share Exchange Agreement (the “Agreement”), acknowledges as follows:

I have read the foregoing Agreement and I know its contents.  I am aware that by its provisions that my husband, Oliver Kendall Kelley, transfers to Earth Biofuels, Inc. all of his right, title and interest in the ALNG Shares (as such term is defined in the Agreement) owned by him as specified in Schedule 1 attached hereto, including my community interest (if any) in the ALNG Shares.  I hereby consent to the transfer, approve of the provisions of the Agreement, and agree that the ALNG Shares and my interest in the ALNG Shares (if any) are subject to the provisions of the Agreement and that I will take no action at any time to hinder operation of the Agreement.

Executed this 17th day of November, 2006.

/s/ Sherry Kelley

SCHEDULE 1

Shareholder	Shares of Apollo LNG, Inc. Common Stock to be Exchanged	Shares of Earth Biofuels, Inc. Common Stock to be Received in the Exchange
Golden Spread Energy, Inc. 8101 West 34th Avenue Amarillo, Texas 79121-1069	2,756,971	1,081,470
Telluride Investments, Inc. f.k.a. GSEJKM, Inc. 8101 West 34th Avenue Amarillo, Texas 79121-1069	2,764,176	1,084,296
GSEKFT, Inc. 8101 West 34th Avenue Amarillo, Texas 79121-1069	1,637,176	642,211
GSESKO, Inc. 8101 West 34th Avenue Amarillo, Texas 79121-1069	2,764,176	1,084,296
Neptune Leasing, Inc. 8101 West 34th Avenue Amarillo, Texas 79121-1069	9,533,382	3,739,636
Oliver Kendall Kelley 8101 West 34th Avenue Amarillo, Texas 79121-1069	4,563,725	1,790,201